UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 16, 2014

DYNAMIC APPLICATIONS CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

14 Menachem Begin Street, Ramat Gan, Israel	52700
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: 972-3-7523922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 16, 2014, the Registrant appointed Mr. Shmuel De-Saban , age 48, as its Chief Financial Officer. During the past five years, Mr. De-Saban, a CPA, has operated his own accounting firm providing complete accounting services to clients including the establishment of internal management reports, examining all corporate systems such as: (i) purchase management (inventory and procurement planning); (ii) cash flow, work plans, annual budgets, and monthly analysis of performance against budget; and (iii) establishment of working procedures, among other related accounting services. Mr. De-Saban's firm has represented both Israeli and international clients engaged in manufacturing, services, retail, food industry services, construction professionals, hi-tech research and development, programming, importers, exporters, foreign and domestic residents, real estate, financial services and healthcare.
Mr. De-Saban studied for a Bachelor's Degree in Economics from Tel-Aviv University and a degree as a CPA from Bar Ilan University, Israel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DYNAMIC APPLICATIONS CORP.

By:	/s/ Ori Goore
Name:	Ori Goore
Title:	CEO

Date: June 19, 2014